                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)       September 28, 2001
                                                 -------------------------------

                             Wolfpack Corporation
                             --------------------
            (Exact name of registrant as specified in its charter)


Delaware                               000-26479                      56-2086188
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)           (IRS Employer
of incorporation)                                            Identification No.)


4021 Stirrup Creek Drive Suite 400, Research Triangle Park Durham, NC      27703
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code                (919) 419-5600
                                                   -----------------------------

                                      NA
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

       (a)  Financial Statements of Businesses Acquired.



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To equitel, inc.:

We have audited the accompanying consolidated balance sheets of equitel, inc. (a Delaware corporation) and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' (deficit) equity and cash flows for the year ended December 31, 2000 and for the period from inception (April 5, 1999) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of equitel, inc. and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended December 31, 2000 and for the period from inception (April 5, 1999) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.



Arthur Andersen LLP

Raleigh, North Carolina
November 19, 2001
                     equitel, inc. and Subsidiary (Note 1)

           CONSOLIDATED Balance Sheets -- December 31, 2000 and 1999
           ---------------------------------------------------------
            (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
            --------------------------------------------------------

                                                                                                  2000         1999
                                                                                                 -------      -------
                         ASSETS
                         ------
Current assets:
 Cash and cash equivalents                                                                       $   137      $     4
 Accounts receivable, net of allowances of $46 in 2000                                                97          465
 Inventories                                                                                         560          407
 Prepaid expenses and other current assets                                                           574          474
                                                                                                 -------      -------
         Total current assets                                                                      1,368        1,350
                                                                                                 -------      -------
PROPERTY AND EQUIPMENT, net                                                                          313           54
RESTRICTED CASH AND DEPOSITS                                                                         225          329
DEFERRED FINANCING COSTS                                                                             168            0
INTANGIBLE ASSETS, net                                                                               924        1,596
                                                                                                 -------      -------
                                                                                                 $ 2,998      $ 3,329
                                                                                                 =======      =======
      LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
      ----------------------------------------------
CURRENT LIABILITIES:
 Accounts payable and accrued expenses                                                           $   907      $   771
 Deferred revenue                                                                                  1,861        1,496
                                                                                                 -------      -------
         Total current liabilities                                                                 2,768        2,267
PAYABLES TO AFFILIATES                                                                                 0          760
RELATED PARTY NOTES PAYABLE, net of unamortized discount of $95                                    3,265            0
                                                                                                 -------      -------
         Total liabilities                                                                         6,033        3,027
                                                                                                 -------      -------
MINORITY INTEREST                                                                                      0           98
COMMITMENTS AND CONTINGENCIES (NOTES 1, 2 AND 8)
STOCKHOLDERS' (DEFICIT) EQUITY:
 Preferred stock, $.001 par value, 5,000,000 shares authorized; no shares issued and                   0            0
  outstanding
 Common stock, $.001 par value, 20,000,000 shares authorized; 6,811,218 and 2,100,000                  7            2
  shares issued and outstanding in 2000 and 1999, respectively
 Additional paid-in capital                                                                        4,350        1,758
 Stock purchase warrants                                                                             120            0
 Accumulated deficit                                                                              (7,512)      (1,556)
                                                                                                 -------      -------
         Total stockholders' (deficit) equity                                                     (3,035)         204
                                                                                                 -------      -------
                                                                                                 $ 2,998      $ 3,329
                                                                                                 =======      =======

      The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                     equitel, inc. and Subsidiary (Note 1)

                     CONSOLIDATED Statements of Operations
                     -------------------------------------
For the year ended December 31, 2000 and for the period from inception (April 5,
--------------------------------------------------------------------------------
                           1999) to December 31, 1999
                           --------------------------
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                 ---------------------------------------------



                                                                                              2000           1999
                                                                                            -------        -------
REVENUES:
 Airtime revenue                                                                            $ 1,125        $   293
 Cellular telephone equipment revenue                                                           532            274
                                                                                            -------        -------
         Total revenues                                                                       1,657            567
                                                                                            -------        -------
COSTS AND EXPENSES:
 Cost of airtime service                                                                      1,437            530
 Cost of cellular telephone equipment                                                         1,029            551
 Selling, general and administrative                                                          4,311          1,142
 Research and development                                                                         0            117
 Depreciation and amortization                                                                  784            545
                                                                                            -------        -------
         Total costs and expenses                                                             7,561          2,885
                                                                                            -------        -------
NET LOSS FROM OPERATIONS                                                                     (5,904)        (2,318)
INTEREST (EXPENSE) INCOME, NET                                                                 (150)             5
                                                                                            -------        -------
NET LOSS BEFORE MINORITY INTEREST                                                            (6,054)        (2,313)
MINORITY INTEREST                                                                                98            757
                                                                                            -------        -------
NET LOSS                                                                                    $(5,956)       $(1,556)
                                                                                            =======        =======
WEIGHTED AVERAGE SHARES OUTSTANDING                                                           4,776          2,100
BASIC AND DILUTED LOSS PER SHARE                                                            $ (1.25)       $ (0.74)
                                                                                            =======        =======

      The accompanying notes to consolidated financial statements are an integral part of these statements.

                     equitel, inc. and Subsidiary (Note 1)

      CONSOLIDATED Statements of Changes in Stockholders' (DEFICIT) Equity
      --------------------------------------------------------------------
           For the year ended December 31, 2000 and for the period
           -------------------------------------------------------
              from inception (April 5, 1999) to December 31, 1999
              ---------------------------------------------------
                         (DOLLAR AMOUNTS IN THOUSANDS)
                         -----------------------------

                                                     Common Stock      Additional                   Stock
                                                   ------------------    Paid-in      Deferred     Purchase   Accumulated
                                                     Shares    Amount    Capital    Compensation   Warrants     Deficit      Total
                                                   ---------   ------  ----------   ------------   --------   -----------  -------
INCEPTION, April 1999
 Initial stock issuance                            2,100,000      $2      $   19        $   0        $  0        $     0   $    21
 Capital contribution from affiliated company              0       0       1,739            0           0              0     1,739
 Net loss                                                  0       0           0            0           0         (1,556)   (1,556)
                                                   ---------      --      ------        -----        ----        -------   -------
BALANCE, December 31, 1999                         2,100,000       2       1,758            0           0         (1,556)      204
 Common stock issuance                             4,711,218       5       2,432            0           0              0     2,437
 Issuance of stock purchase warrants                       0       0           0            0         120              0       120
 Issuance of stock options                                 0       0         160         (160)          0              0         0
 Amortization of deferred compensation                     0       0           0          160           0              0       160
 Net loss                                                  0       0           0            0           0         (5,956)   (5,956)
                                                   ---------      --      ------        -----        ----        -------   -------
BALANCE, December 31, 2000                         6,811,218      $7      $4,350        $   0        $120        $(7,512)  $(3,035)
                                                   =========      ==      ======        =====        ====        =======   =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     equitel, inc. and Subsidiary (Note 1)

                     CONSOLIDATED Statements of Cash Flows
                     -------------------------------------
           For the year ended December 31, 2000 and for the period
           -------------------------------------------------------
              from inception (April 5, 1999) to December 31, 1999
              ---------------------------------------------------
                          (ALL AMOUNTS IN THOUSANDS)
                          --------------------------

                                                                                                  2000          1999
                                                                                                -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                                       $(5,956)      $(1,556)
 Adjustments to reconcile net loss to net cash used in operating activities:
   Minority interest                                                                                (98)         (757)
   Depreciation and amortization                                                                    784           545
   Amortization of deferred financing costs and debt discount                                        32             0
   Other, non-cash                                                                                  189            22
   Change in operating assets and liabilities:
     Accounts receivable                                                                            368          (465)
     Inventories                                                                                   (153)         (407)
     Prepaid expenses and other current assets                                                        1          (474)
     Accounts payable and accrued expenses                                                          359           796
     Deferred revenue                                                                               365         1,496
     Restricted cash                                                                                113          (329)
                                                                                                -------       -------
         Net cash used in operating activities                                                   (3,996)       (1,129)
                                                                                                -------       -------
CASH FLOWS USED IN INVESTING ACTIVITIES:
 Acquisition of property and equipment                                                             (247)          (89)
                                                                                                -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable                                                                      2,500             0
 Proceeds from issuance of common stock                                                           1,876            21
 Capital contribution from affiliated company                                                         0         1,201
                                                                                                -------       -------
         Net cash provided by financing activities                                                4,376         1,222
                                                                                                -------       -------
INCREASE IN CASH                                                                                    133             4
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                        4             0
                                                                                                -------       -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                        $   137       $     4
                                                                                                =======       =======
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest                                                                         $    68       $     5
 Cash paid for income taxes                                                                           0             0
 Noncash financing activities -
 Pushdown of purchase price, net of minority interest                                                 0         1,427
 Debt issued for deferred financing costs                                                           175             0
 Equity issued for non-cash consideration
      Minority interest buyout                                                                       44             0
      Forgiveness of parent company advances, net of minority interest                                0           312
      Deferred financing costs                                                                       19             0
      Receipt of non-cash assets                                                                    191             0
                                                                                                =======       =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     equitel, inc. and Subsidiary (Note 1)

                   Notes to Consolidated Financial Statements
                   ------------------------------------------
                           December 31, 2000 and 1999
                           --------------------------
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
              ----------------------------------------------------

1.   NATURE OF BUSINESS, BASIS OF PRESENTATION AND CONTINUING OPERATIONS

     Nature of Business and Basis of Presentation

     equitel, inc. (ei) (formerly MM Telecommunications Corp.) and subsidiary (collectively, the Company), consists of the operations of ei and its common control subsidiary, equitel communications corporation (ecc), formerly TeleData Wireless Communications, Inc. and formerly SecurFone, Inc. (SF). Since its inception (April 5, 1999), the Company's activities have been focused primarily on purchasing airtime from cellular carriers and reselling the airtime as well as cellular telephone equipment on a prepaid basis. The Company's corporate offices are located in Durham, North Carolina.

     The consolidated financial statements include the accounts of ei and ecc since the inception of ei and ecc due to the entities being under common control. During 1999 and early 2000, ecc and ei were related entities as both were effectively controlled by Lancer Management Group, LLC and affiliated entities (including Lancer Offshore, Inc. (Offshore), Alpha Omega Group, Inc. and Capital Research, Ltd. (Capital)) (collectively, Lancer). At the inception of ei in April 1999, Lancer held approximately 95% of the outstanding shares of ei. Such ownership was approximately 94% at December 31, 2000.

     ecc (then named SF) was formed in April 1999, as a wholly owned subsidiary of SecurFone America, Inc. (SA) to facilitate the exchange of certain assets which were transferred by SA to SF immediately prior to the sale of SF by SA. On April 15, 1999, TeleData World Services, Inc. (TWOS), a publicly traded company on the OTC bulletin board trading system, acquired all issued and outstanding shares of stock of ecc from SA in exchange for approximately $628 in cash and 6,087,473 shares of TWOS common stock (valued at $1,500 based on an average trading price of TWOS common stock). The aggregate purchase price of approximately $2,128 was allocated to the assets acquired (primarily cellular carrier contracts and a significant distribution agreement maintained by SA). The acquired assets have been pushed down from TWOS to ecc as a capital contribution. At the inception of ecc, Lancer owned approximately 67% of TWOS.

     During 2000, Lancer, ei, ecc and TWOS undertook certain transfers of ownership which transferred the ownership of a majority of the common stock of ecc from TWOS to ei. Since June 2000, ei has owned 100% of the outstanding common stock of ecc. As a result of being under the common control of Lancer since ecc's and ei's inception and prior to ei gaining direct control of ecc, the operations of ei and ecc have been consolidated since their inception. Minority interests in ecc have been reflected for the period from inception through June 2000 at which point ei gained 100% control of ecc from TWOS. Equity transactions in each of the separate entities are reflected in the accompanying consolidated financial statements based on their economic impact to the consolidated organization.

     Continuing Operations

     Management's plans for future operations consist of developing its market share for prepaid cellular services through product awareness promotional campaigns and development of key distributor relationships for its products and services. The Company does not maintain retail outlets for its products. Rather, it sells its products and services through distributors who, in turn, resell the Company's products and services to subscribers through a variety of distribution channels, including convenience-type retail stores and, to a lesser extent, other distribution channels. A significant portion of sales from inception to date has been through one major distributor.

     In order to provide reliable service to its subscribers the Company must continue to develop and maintain favorable relationships with the cellular carriers from which it purchases airtime. The Company currently maintains contracts with eight major cellular carriers, which expire periodically through 2002. There are no assurances that management will be successful in its marketing plans or that favorable contracts will be negotiated with the major cellular carriers upon expiration of the existing contracts.

     During the period required to develop the subscriber base and expand its service coverage area, the Company has required and will continue to require additional operating funds. The Company has suffered net losses and negative operating cash flows since inception. For the year ended December 31, 2000, and the period from inception through December 31, 1999, the Company had net losses of $5,956 and $1,556, respectively, and negative operating cash flows of $3,996 and $1,129, respectively. Funding for its operations has been provided primarily by Lancer through the issuance of common stock and notes payable. The ultimate success of the Company is dependent upon management's ability to market and sell prepaid cellular services at levels sufficient to generate operating revenues in excess of expenses. From a financing standpoint, management's focus is on securing sufficient additional capital to build its operating, sales and marketing, and administrative infrastructure to levels needed to generate and support the operations of the Company. While management believes that the Company will be successful in raising the additional capital necessary, no assurances can be given that the Company will be successful in obtaining additional capital or that such financing will be on terms favorable or acceptable to the Company. Lancer has committed to provide the Company with the capital necessary to support management's plans for the foreseeable future, and, at a minimum, through December 31, 2001.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In addition, the financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The consolidated financial statements include the accounts of ei and ecc. All significant intercompany transactions have been eliminated in consolidation.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     Cash and cash equivalents include all the cash balances and highly liquid investments with an original maturity of three months or less.

     Restricted Cash

     Certain of the Company's obligations to airtime carriers are secured by standby letters of credit issued by a commercial bank. A majority of airtime carriers require resellers to either remit a refundable deposit, provide a letter of credit or provide assets for collateral under the contracts for the purchase of airtime by the reseller from the carrier. The letters of credit in favor of certain of the airtime carriers from whom the Company purchases airtime for resale are secured by reimbursement obligations of an unrelated private lender to the Company. The Company's obligations to such private lender are, in turn, secured by a security interest in certain of the Company's assets, including certain cash accounts. At December 31, 2000 and 1999, cash of $221 and $329 was restricted under the arrangements in connection with the letters of credit.

     Accounts Receivable and Concentration of Credit Risk

     In the normal course of business, the Company extends credit to customers (distributors) and manages its exposure to credit risk through credit approval and monitoring procedures. At each balance sheet date, the Company assesses the need for an allowance for potential losses in the collection of its receivables. As of December 31, 2000, an allowance for doubtful accounts of $46 was deemed necessary by management. One distributor accounted for approximately 55% and 98% of distribution shipments during 2000 and 1999, respectively, and 22% and 93% of accounts receivable at December 31, 2000 and 1999, respectively. One additional distributor accounted for 14% of distribution shipments during 2000 and 28% of accounts receivable at December 31, 2000. The Company does not extend credit to retail purchasers of the Company's products and services.

     Revenue Recognition

     The Company's products consist of cellular telephone equipment and cellular airtime service revenue. Service revenue is generated primarily from the sale of prepaid airtime cards. The Company sells its products primarily through distributors. Such distribution agreements may grant the distributor the right to return unsold products. To the extent distributors are granted return rights for unsold equipment and airtime, sales transactions to the distributors are accounted for as deferred revenue until products are sold by the distributor. Revenue from the sale of cellular telephones is recognized upon activation by the end-user. Airtime service revenues are recognized as the end-user utilizes the cellular airtime.

     Inventories

     Inventories include cellular telephones and accessories including carrying cases, adapters and batteries, and are valued at the lower of average cost or market. The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non-saleable inventories and records necessary provisions to reduce such inventories to net realizable value.

     Sources of Supply

     The Company purchases cellular telephones and accessories through two primary suppliers. Although the Company believes that other suppliers ultimately could provide similar products on similar terms, a disruption in the supply from the Company's existing vendors could adversely affect the ability of the Company to meet its customers' requirements.

     The Company currently resells analog cellular telephone service through relationships with seven primary carriers providing cellular coverage to approximately 97% of the United States. Analog cellular service is provided by two service carriers in each market. Should the Company not be able to renew its reseller carriers with its existing carrier network, it would need to seek service from the other carrier in the market or accelerate migration to a digital product. While management believes that cellular service could be obtained from the other analog cellular carrier in each market it serves, a disruption in the Company's cellular contracts could affect the ability of the Company to meet its customers' requirements.

     Property and Equipment

     Property and equipment are stated at cost and consist of computers and equipment, computer software, furniture and fixtures and leasehold improvements. These assets are depreciated on a straight-line basis over the estimated useful lives of the assets, ranging up to five years. Leasehold improvements are amortized over the estimated useful life of the assets or the term of the lease, whichever is shorter. Maintenance and repairs are expensed as incurred. Expenditures for major renewals, replacements and betterments are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized.

     The majority of the fixed assets utilized by the Company during 1999, including furniture and fixtures and equipment, were owned by TWOS. Expenses allocated from TWOS in 1999 (Note 11) included depreciation expense of $6 related to these assets. During 2000, the assets were transferred to the Company at the net carrying value on the books of TWOS at the time of transfer of $90.

     Property and equipment consists of the following at December 31, 2000 and 1999, respectively:
                                                     2000       1999
                                                    -----      -----
               Computers and equipment              $ 218      $   0
               Computer software                      123         59
               Furniture and fixtures                  39          0
               Leasehold improvements                   6          0
                                                    -----      -----
                                                      386         59
               Less -  Accumulated depreciation
                and amortization                      (73)        (5)
                                                    -----      -----
                                                    $ 313      $  54
                                                    =====      =====

     Depreciation expense was $68 and $5 for the year ended December 31, 2000, and the period from inception through December 31, 1999, respectively.

     Impairment of Long-lived Assets

     Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), establishes accounting standards for the impairment of long-lived assets. The Company reviews its long-lived assets, including property and equipment and intangible assets, for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the asset will not be recoverable based on the expected undiscounted net cash flows of the related asset, an impairment loss is recognized and the asset's carrying value is reduced. There were no significant impairment losses recorded in 2000 and 1999.

     Deferred Financing Costs

     Deferred financing costs totaled $168 at December 31, 2000. Such costs are being amortized as a component of interest expense over the expected term of the related financing arrangements. Amortization expense of $26 was recorded for the year ended December 31, 2000.

     Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Accordingly, deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax basis. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in the income statement in the period of the income tax rate change. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount expected to be realized in future years.

     Earnings per Share

     In accordance with the provisions of SFAS No. 128, "Earnings Per Share", basic earnings per share is computed by dividing net income by the number of weighted-average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted-average common shares outstanding adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares resulting from options granted had been issued. The effect of 500,800 options and 635,000 warrants outstanding during 2000 were not included in the computation of diluted earnings per share because the effect on loss from continuing operations would have been antidilutive.

     Product Warranty

     All cellular telephones are covered by a one-year manufacturers' warranty covering product defects. Batteries and accessories are covered by a 90-day manufacturer's warranty. The Company generally provides a one-year warranty on operation of the handset due to software defects. To date, the costs incurred under this program have been minimal.

     Advertising Costs

     Advertising and sales promotion costs are expensed as incurred. Advertising expenses included in selling, general and administrative expenses for year ended December 31, 2000, and the period from inception through December 31, 1999, were approximately $304 and $229.

     Licensing Fees

     The Company has entered into a software licensing agreement with an unrelated third party. The agreement requires a one-time fee per unit licensed and a monthly fee based on usage rates. Licensing fee expenses included in cost of cellular telephone equipment for the year ended December, 31 2000, and the period from inception through December 31, 1999, were approximately $156 and $110, respectively.

     Stock Options

     As permitted by SFAS No. 123, "Accounting for Stock Based Compensation," the Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25) and its related interpretations. Pursuant to APB No. 25, compensation expense is recognized for financial reporting purposes using intrinsic value method when it becomes probable that the options will be exercisable. The amount of compensation expense to be recognized is determined by the excess of the fair value of common stock over the exercise price of the related option at the measurement date.

     SFAS No. 123 established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company has elected not to adopt SFAS No. 123 for expense recognition purposes, but is required to provide certain pro forma disclosures.

     Fair Value of Financial Instruments

     The values the Company presents for financial assets and liabilities as of December 31, 2000 (including cash and cash equivalents, accounts receivable, restricted cash, accounts payable and accrued expenses) approximate the fair market value of these assets and liabilities due to their short maturity. The fair value of notes payable approximate carrying value at December 31, 2000.

     Litigation

     The Company is subject to litigation in the ordinary course of its business. Management believes that any potential liability thereto is not material to the Company's financial position and results of operations.

     Reclassifications

     Certain amounts in the 1999 financial statements have been reclassified to conform to the current year presentation.

     Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
     133), as amended by SFAS No. 137 and SFAS No. 138, will be effective for the Company during 2001. The statement established accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company adopted SFAS No. 133, as amended, beginning the first quarter of fiscal 2001. In management's opinion, the impact of adoption of this statement on the Company's financial position and results of operations was not significant.

     In June 2001, SFAS No. 141, "Business Combinations" was issued which requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 was adopted by the Company in connection with the Wolfpack Transaction (Note 12).

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill has an indefinite life and will no longer be amortized, but will be tested annually for impairment. The Company will adopt SFAS No. 142 effective with the beginning of fiscal 2002. The Company has not yet quantified the impact of SFAS No. 142 on its financial statements.

     In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144) was issued which supersedes SFAS 121. It established new accounting standards for the impairment of long-lived assets. The Company will adopt SFAS 144 in fiscal 2002. The Company has not yet quantified the impact of SFAS 144 on its financial statements.

3.   INVENTORIES

     Inventories consist of the following at December 31, 2000 and 1999:
                                              2000       1999
                                             -----      -----
               Cellular telephones           $ 522      $ 390
               Accessories                      38         17
                                             -----      -----
                                             $ 560      $ 407
                                             =====      =====

4.   INTANGIBLE ASSETS

     At December 31, 2000, intangible assets consist of acquired airtime resale agreements with cellular carriers and a significant distribution agreement acquired from SA, by virtue of the acquisition of ecc (Note 1). Such assets, valued originally at $2,128 are being amortized over a three-year useful life. Additionally, $44 of goodwill was recorded in a June 2000 buyout of ecc minority stockholders (Note 6). Amortization expense of $716 was recorded during the year ended December 30, 2000, and $532 was recorded during the period from inception through December 31, 1999.

5.   RELATED PARTY NOTES PAYABLE

     During 2000, the Company issued several subordinated convertible notes to various Lancer entities. One note with a balance of $685 at December 31, 2000, bears interest at 9%. The other notes, with a collective balance of $2,675 at December 31, 2000, bear interest at 10%. Each of these notes is due on March 31, 2003. These notes are convertible into common stock at a conversion price of $2.00 per share prior to maturity. At December 31, 2000, accrued interest of $96 was included in accounts payable and accrued expenses on the accompanying consolidated balance sheet.

     Certain of the notes payable were issued with 535,000 common stock purchase warrants. As a result, the proceeds of the debt issuance were allocated among the debt and warrants based on their fair values at the date of issue. The debt discount associated with the warrant valuation is being amortized as additional interest expense over the terms of the related notes. Such amortization totaled approximately $6 for the year ended December 31, 2000.

6.   STOCKHOLDERS' EQUITY

     Common Stock

     The following common stock transactions occurred in the fiscal year 2000:

       - In January and February 2000, ecc issued 222,581 shares of common stock to Lancer in exchange for $1,823 in cash, net of $77 of stock issuance costs paid to Capital. After these transactions, Lancer became a 69% direct stockholder in ecc. On May 17, 2000, Lancer exchanged these ecc shares for 2,225,810 shares of ei.

       - On May 17, 2000, 56,000 shares ei's common stock were issued to certain of its stockholders in exchange for certain services provided by the stockholders valued at $22.

       - On May 18, 2000, ei issued 133,500 shares of common stock to Lancer in exchange for $53 in cash.

       - On May 29, 2000, ei issued 125,000 shares of common stock to Lancer in exchange for the forgiveness of $50 of outstanding debt owed to Lancer.

       - On June 29, 2000, ei issued 1,897,708 shares of common stock to Lancer in exchange for certain assets (primarily notes receivable from outside parties and equipment) and assignment to Lancer of a liability owed to TWOS in the amount of $538. The transaction was valued at the net of the historical basis of the assets transferred, the basis of the liability assigned to Lancer, net of the portion attributable to minority interests.

       - In June 2000, in exchange for receiving 272,000 shares of ei, TWOS transferred its remaining 6% ownership (100,000 shares) of ecc to ei. Of this share issuance, 108,800 shares have been treated as a buy-out of the minority stockholders of TWOS. Accordingly, these shares have been valued at their fair value of $0.40 per share at the time of issuance. The difference between the value of the shares issued and the minority interest basis at the time of the buy-out of $44 has been treated as goodwill which is being amortized over a three-year period.

     Stock Option Plan

     The Company applies the principles of APB Opinion No. 25 in accounting for the 2000 Plan (see below). Accordingly, the Company recognizes deferred compensation when the exercise price of the options granted is less than the fair market value of the stock at the date of grant, as determined by the Board of Directors. The deferred compensation is presented as a component of stockholders' equity in the accompanying consolidated financial statements and is amortized over the periods expected to be benefited, generally the vesting period of the options.

     Stock-based Compensation

     In May 2000, the Board of Directors adopted the equitel, inc. 2000 Long-Term Incentive Plan (the 2000 Plan) under which the Company may grant options to acquire common stock and restricted common stock to employees of the Company on such terms as permitted by the Plan and as determined by the Company's Board of Directors or a designated committee of the Company's board. On May 29, 2000, the Board of Directors granted certain executives of the Company 1,200 shares of ei common stock pursuant to the Plan. Such shares vested immediately and contained no significant restrictions. Additionally, the board of directors also granted stock options to certain executives to purchase 500,800 shares of ei's common stock at an exercise price of $.08 per share after a one-month vesting period. Shares have been reserved for issuance upon the exercise of these options. As these options were issued with an exercise price below the fair market value of the common stock, the Company recorded deferred compensation of approximately $160. These options expire ten years after the date of grant. The Company amortizes deferred compensation over the vesting period of the options. Subsequent to year-end, 19,800 options were forfeited.

     A summary of changes in outstanding options during the year ended December 31, 2000, is as follows:

                                                                         Weighted-Average
                                                            Options       Exercise Price
                                                           ---------     ----------------
           Granted during 2000                              500,800            $0.08
           Weighted average remaining life                  9.5 years
           Vested and exercisable at December 31, 2000      500,800

     For SFAS No. 123 disclosure purposes for employee-related stock options, the fair value of each option grant has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions at December 31, 2000:

          Dividend yield                                                  0%
          Expected volatility                                             0%
          Risk-free interest rate at the date of grant              6% to 7%
          Expected life                                           1 to 5 years

     Using these assumptions, the fair value of the stock options granted during the year ended December 31, 2000, would be approximately $180 which would be amortized over the vesting period of the options. Had compensation cost been determined consistent with the provisions of SFAS No. 123, the Company's pro forma net loss in accordance with SFAS No. 123 for the year ended December 31, 2000, would have been as follows:

           Net loss and earnings per share:
              As reported                                 $(5,956)      ($1.25)
              Pro forma                                   $(5,976)      ($1.25)
                                                          ========      =======

7.   STOCK PURCHASE WARRANTS

     In connection with various financing transactions, the Company issued stock purchase warrants to purchase a total of 635,000 common shares at an initial exercise price of $2.00 per share. Shares have been reserved for future issuance upon the exercise of these warrants. Of these warrants, 100,000 were issued in connection with a letter of credit facility and expire in 2001. The remaining 535,000 warrants were issued in connection with certain notes payable and expire in 2005.

     The fair value of the 535,000 warrants were recorded as a discount on the value of the notes payable (Note 5). The fair value of the 100,000 warrants has been recorded as deferred financing costs in the accompanying balance sheets (Note 2). Such amounts are being amortized as a component of interest expense over the expected term of the related debt arrangement. The valuations were determined utilizing valuation assumptions and a present value methodology which incorporates the estimated life for the warrants, expected dividend yield of 0% and discount rates based on risk-free interest rates at the grant date, which ranged from 6% to 7%.

8.   LEASES

     The Company leases office space and equipment through agreements, which expire periodically through 2005. Future commitments for minimum lease rentals under noncancellable leases at December 31, 2000, are as follows:

                    2001                             $191
                    2002                              197
                    2003                              196
                    2004                              186
                    2005                               66
                    Thereafter                          0
                                                     ----
                                                     $836

     Rent expense under operating leases was $188 for the year ended December 30, 2000, and $43 for the period from inception through December 31, 1999. Obligations under capital leases are not significant.

9.   SAVINGS PLAN

     The Company sponsors an employee savings plan that provides for eligible employees to make pre-tax contributions up to 20% of eligible compensation, subject to certain limitations imposed by Section 401(k) of the Internal Revenue Code. Currently, the Company does not match employee contributions. All U.S. employees are eligible to participate in the plan after completing six months of service with the Company.

10.  INCOME TAXES

     A deferred income tax asset is established for the complete amount of income tax benefits available in future periods from the assumed realization of tax net operating loss carryforwards. In addition, a deferred income tax asset or liability is established for the complete amount of income tax benefits or liabilities from the effect of temporary differences. The components of the net deferred income tax assets as of December 31, 2000 and 1999, were as follows:

          Deferred income tax assets:                    2000        1999
                                                        -------     ------
           Net operating loss carryforwards             $ 3,048     $  805
           Other assets                                     209         97
           Other, net                                        18          0
           Valuation allowance                           (3,275)      (903)
                                                        -------     ------
          Net deferred income tax assets                $     0     $    0
                                                        =======     ======

     At December 31, 2000, the Company has federal and state income tax loss carryforwards of approximately $7,816 which expire through 2019, subject to the limitations of the IRC Section 382. The Company has provided a valuation allowance of $3,275 and $903 at December 31, 2000 and 1999, respectively, because, in management's assessment, it is uncertain whether the net deferred income tax assets will be realized. The change in the valuation allowance of $2,372 and $903 during 2000 and 1999, respectively, relate primarily to increased net operating losses (NOLs) which increased the amount of the Company's gross deferred income tax assets.

     Future sales of common stock by the Company or its principal stockholders, or changes in the composition of its principal stockholders, could constitute a "change of control" that would result in annual limitations on the Company's use of its NOLs and unused tax credits. Management cannot predict whether such a "change in control" will occur. If such a "change in control" were to occur, the resulting annual limitations on the use of NOLs and tax credits would depend on the value of the equity of the Company and the amount of "built-in-gain" or "built-in-loss" in the Company's assets at the time of the "change in control", which cannot be known at this time.

11.  RELATED-PARTY TRANSACTIONS AND ALLOCATIONS

     The Company engaged in limited transactions with TWOS, and two of TWOS' controlled affiliates, Galaxy Wireless Communications, LLC and Worldwide Cellular, Inc. during 1999 and early 2000. During 1999, TWOS remitted payments to vendors and service providers on behalf of the Company and charged the Company for such services based on actual amounts paid. Additionally, TWOS performed certain services and incurred certain costs for the Company. Services provided include financial accounting, sales and marketing, technical support and other general corporate services. The costs of the services provided by TWOS were allocated to the Company based upon a combination of estimated usage by the Company and the Company's headcount as a percentage of combined TWOS and Company headcount. Corporate costs of TWOS totaling $173 were allocated to the Company in 1999. In the opinion of management, the method of allocating these costs is reasonable; however, the costs of these services charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions on a standalone basis. The related-party transactions during 2000 were not material. In connection with the transfers of ownership between Lancer, ei, ecc and TWOS discussed in Note 1, all outstanding advances from TWOS were settled.

12.  SUBSEQUENT EVENTS

     On September 28, 2001, pursuant to a stock purchase agreement among Wolfpack Corporation, a Delaware corporation (Wolfpack), Lancer, and Lancer Partners, LP, the majority owners of the Company agreed to sell 93.64% of the outstanding shares of the Company's common stock to Wolfpack in exchange for 11,825,936 shares of Wolfpack (valued at the then current Wolfpack market value of $1.85 per share) (the Wolfpack Transaction). Subsequent to the Wolfpack Transaction, the former stockholders of the Company owned 56% of the outstanding shares of Wolfpack. Accordingly, the Wolfpack Transaction will be accounted for as a reverse acquisition using the purchase method of accounting, with Wolfpack being treated as the acquired entity and the Company being treated as the accounting acquiror.

     In connection with the Wolfpack Transaction, the Company entered into a debt conversion agreement with Lancer to exchange the notes discussed in
     Note 5, including accrued interest, for similar notes of Wolfpack Corporation. The stock purchase warrants discussed in Note 7 were cancelled in connection with this debt conversion. The Company's stock options discussed in Note 6 remain outstanding and were not exchanged in the Wolfpack Transaction.

------  ---------------------------------

          (b)  Pro forma Financial Information.

               Pro forma financial information with respect to the transaction reported by the registrant on Form 8-K, filed October 15, 2001, is not currently available but will be filed on or prior to December 14, 2001.

          (c)  Exhibits:

          2.1 Stock Purchase Agreement dated September 28, 2001 by and amount Alpha Omega Group, Inc., Capital Research, Ltd., Lancer Offshore, Inc. and Lancer Partners, Limited Partnership (incorporated by reference to Exhibit 2.1 from the registrant's Report on Form 8-K filed October 15, 2001).



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WOLFPACK CORPORATION



                            By: /s/ E. Eugene Whitmire
                               ---------------------------
                                    E. Eugene Whitmire
                                    Chief Financial Officer


Dated:  November 19, 2001